              As filed with the Securities and Exchange Commission
                                on June 27, 1996
                                                      Registration No. 333-_____

- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                        PHYSICIAN RELIANCE NETWORK, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                     TEXAS
         --------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                   75-2495107
                      ------------------------------------
                      (I.R.S. employer identification no.)

                          8115 PRESTON ROAD, SUITE 300
                                DALLAS, TX 75225
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)

                        PHYSICIAN RELIANCE NETWORK, INC.
                             1993 STOCK OPTION PLAN
                           -------------------------
                           (Full title of the plans)

                                MERRICK H. REESE
                          8115 PRESTON ROAD, SUITE 300
                                DALLAS, TX 75225
                    ---------------------------------------
                    (Name and address of agent for service)

                                 (214) 692-3800
         -------------------------------------------------------------
         (Telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

- -----------------------------------------------------------------------------------------------------------
  TITLE OF SECURITIES      AMOUNT TO BE        PROPOSED MAXIMUM      PROPOSED MAXIMUM          AMOUNT OF
   TO BE REGISTERED        REGISTERED(1)      OFFERING PRICE PER    AGGREGATE OFFERING     REGISTRATION FEE
                                                   SHARE (2)               PRICE
- -----------------------------------------------------------------------------------------------------------
     COMMON STOCK        2,000,000 SHARES          $21.25              $42,500,000           $14,656.00
- -----------------------------------------------------------------------------------------------------------

(1) The plan provides for adjustment in the number of Shares eligible for awards in the event of a stock split. The amount to be registered takes into account a two-for-one stock split effected in the form of a 100% stock dividend paid on June 10, 1996 to shareholders of record on May 31, 1996.
(2) Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the high and low price per share of the Registrant's Common Stock as reported on The Nasdaq Stock Market's National Market on June 26, 1996.

         This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of common stock, no par value per share (the "Common Stock"), of Physician Reliance Network, Inc., a Texas corporation (the "Registrant"), issuable pursuant to the Physician Reliance Network, Inc. 1993 Stock Option Plan. The Registrant's previously filed Registration Statement on Form S-8 (No. 33-80955), as filed with the Securities and Exchange Commission (the "Commission") on December 29, 1995, is hereby incorporated by reference.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents previously filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are hereby incorporated by reference:

         1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

         2. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996; and

         3. The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A, dated September 27, 1994, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby.

         All documents and reports subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

Item 8. Exhibits

         See Exhibit Index (page II-3)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 26th day of June, 1996.

                                      PHYSICIAN RELIANCE NETWORK, INC.

                                      By: /s/ Merrick H. Reese
                                         -------------------------------------
                                         Merrick H. Reese
                                         President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Merrick H. Reese, Randall D. Kurtz and George P. McGinn, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                  Title                                     Date
- ---------                                  -----                                     ----
/s/ Merrick H. Reese                       Chairman of the Board,               June 26, 1996
- ----------------------------------         President, and Chief Executive
Merrick H. Reese                           Officer (Principal Executive
                                           Officer)


/s/ Randall D. Kurtz                       Executive Vice President and         June 26, 1996
- ----------------------------------         Chief Financial Officer
Randall D. Kurtz                           (Principal Financial and
                                           Accounting Officer)


/s/ Joseph S. Bailes                       Director                             June 26, 1996
- ----------------------------------
Joseph S. Bailes

/s/ Nancy G. Brinker                       Director                             June 26, 1996
- ----------------------------------
Nancy G. Brinker


/s/ Robert W. Daly                         Director                             June 26, 1996
- ----------------------------------
Robert W. Daly


/s/ Eric A. Kriss                          Director                             June 26, 1996
- ----------------------------------
Eric A. Kriss


/s/ Boone Powell, Jr.                      Director                             June 26, 1996
- ----------------------------------
Boone Powell, Jr.

                                 EXHIBIT INDEX




Exhibit Number                              Description
- --------------                              -----------
    4(a)              Articles of Incorporation of the Registrant, as amended
                      (incorporated herein by reference to Exhibit 3.1 to
                      the Registrant's Quarterly Report on Form 10-Q
                      for the fiscal quarter ended March 31, 1996)

    4(b) Bylaws of the Registrant (incorporated herein by reference to Exhibit 3(2) to the Registrant's
                      Registration Statement on Form S-1
                      (Registration No. 33-84436))

   *4(c)              1993 Stock Option Plan, as amended

   *5                 Opinion of Bass, Berry & Sims PLC

   *23(a)             Consent of Arthur Andersen, LLP

    23(b)             Consent of Bass, Berry & Sims PLC
                      (included in Exhibit 5)

    24                Power of Attorney (included on Page II-2)

- -------------------------------------

*Filed herewith